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                                                                    EXHIBIT 11.1

                        TALX CORPORATION AND SUBSIDIARIES

              Statement Regarding Computation of Earnings Per Share

                    Three Months Ended June 30, 1998 and 1997



                                                                      1998          1997
                                                                      ----          ----
Basic Earnings Per Share:
Actual shares outstanding - beginning of year                       5,316,032     5,263,455
Weighted average number of common shares issued                         9,044       177,344
                                                                   ----------    ----------
Weighted average number of common - end of period                   5,325,076     5,440,799
                                                                   ==========    ==========

Three months ended June 30:
Net earnings                                                       $   44,000    $  283,000
                                                                   ==========    ==========

Basic earnings per common share                                      $  .01        $  .05
                                                                        ===           ===


Diluted Earnings Per Share:

Shares outstanding - beginning of year                              5,316,032     5,263,455
Weighted average number of common shares issued (1)                   190,735       177,344
                                                                    ---------     ---------
Weighted average number of common
     shares outstanding - end of period                             5,506,767     5,440,799
                                                                    =========     =========

Three months ended June 30:
Net earnings                                                        $  44,000     $ 283,000
                                                                    =========     =========

Diluted earnings per common share:                                   $  .01         $ .05
                                                                        ===           ===




(1) Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares was based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings (loss) per share in periods when such common stock options and warrants are not antidilutive.